EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment 4 to Form 1A Regulation A offering statement of Hightimes Holding Corp. our report dated November 6, 2017 except for Note 14 as to which the date is February 13, 2018, on our audits of the consolidated financial statements of Hightimes Holding Corp (Formerly Trans-High Corporation) for the years ended December 31, 2016 and 2015 and the reference to us under the caption “Financial Statements”.

Our report on Hightimes Holding Corp. (Formerly Trans-High Corporation) contains an explanatory paragraph regarding the ability of Hightimes Holding Corp. (Formerly Trans-High Corporation) to continue as a going concern.

Very truly yours,

/s/ RBSM LLP
New York, New York
February 28, 2018

RBSM, LLP – 101 Larkspur Landing Circle, Suite 321 Larkspur, CA 94939

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